LIMITED POWER OF ATTORNEY

I, Irial Finan, hereby constitute and appoint
ROBERT K. BIGGART and ANGELA M. PLA, with full
powers of substitution or revocation, to serve
as my Attorneys-In-Fact and Agents to exercise
the powers and discretions set forth below:

1. To execute on my behalf any and all Securities
and Exchange Commission ("SEC") (i) Forms 3, 4
and 5 in accordance with Section 16 of the
Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and the rules thereunder, relating
to the disclosure of my beneficial ownership of
securities in Fortune Brands Home & Security, Inc.
(the "Company") and (ii) Forms 144 in accordance
with the Securities Act of 1933, as amended (the
"Securities Act"), and the rules thereunder,
relating to my transactions in the securities of
the Company; and

2. Do and perform any and all acts for and on
behalf of the undersigned which may be necessary
or desirable to complete and execute any such
Form 3, 4, 5 or Form 144 and timely file such
form with the SEC and any stock exchange or
similar authority and take any other action of
any type whatsoever in connection with the
foregoing which, in the opinion of such
attorneys-in-fact, may be of benefit to, in the
best interest of, or legally required by, the
undersigned.

The undersigned hereby grants to each such
attorneys-in-fact full power and authority
to do and perform any and every act and thing
whatsoever requisite, necessary, or proper to be
done in the exercise of any of the rights and
powers herein granted, as fully to all intents
and purposes as the undersigned might or could
do if personally present, with full power of
substitution or revocation, hereby ratifying and
confirming all that such attorneys-in-fact shall
lawfully do or cause to be done by virtue of this
Power of Attorney and the rights and powers herein
granted. The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such
capacity at the request of the undersigned, are
not assuming, nor is the Company assuming, any of
the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act or
Rule 144 of the Securities Act.

This Power of Attorney shall at all times be
binding with respect to all actions taken by the
attorneys-in-fact in accordance with the terms of
this Power of Attorney. The powers granted by this
Power of Attorney shall begin on February 21, 2019
and shall continue in full force and effect until
the undersigned is no longer required to file
Section 16 Reports with respect to the equity
securities of the Company, unless earlier revoked
by the undersigned in a signed writing delivered
to the foregoing attorneys-in-fact.

I, Irial Finan, executed this Limited Power of
Attorney on this 21st day of February 2019.

/s/ Irial Finan